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EXHIBIT 99.1


                             JOINT FILING AGREEMENT


         The undersigned agree that the foregoing Statement on Schedule 13D/A, dated April 4, 2003, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

         Dated:  April 4, 2003


                           UNIVERSAL CAPITAL PARTNERS SA



                           By:      /s/ Pierre Besnainou
                               ------------------------------------------------
                                    Pierre Besnainou
                                    Managing Director



                           PART'COM S.A.


                           By:      /s/ Henri de Lapparent
                               ------------------------------------------------
                                    Henri de Lapparent
                                    Chairman and Chief Executive Officer




                           IN-COM S.A.


                           By:      /s/ Erik de la Riviere
                               ------------------------------------------------
                                    Erik de la Riviere
                                    Chief Executive Officer







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